Exhibit 99.1

Hortonworks Reports Financial Results for Third Quarter 2016

SANTA CLARA, Calif.—November 3, 2016—Hortonworks, Inc.® (NASDAQ: HDP), a leading innovator of open and connected data platforms, today announced financial results for the third quarter of 2016.

“Q3 was a milestone quarter for Hortonworks. We crossed the 1,000 customer count and our operating billings grew 66% year-over-year,” said Rob Bearden, chief executive officer and chairman of the board of directors of Hortonworks. “Customers in 60 countries have selected our connected data platforms to leverage a comprehensive data management strategy spanning on-premise, hybrid and public cloud environments. As we continue to work within the Apache Software Foundation to enhance the value to our customers, we are looking forward to future achievements in product functionality and the benefits to be derived from our industry leading solutions.”

Third Quarter 2016 Financial Highlights

•	Revenue: Total GAAP revenue was $47.5 million for the third quarter of 2016, an increase of 47 percent compared to the third quarter of 2015.

•	Operating Billings: Operating billings, the aggregate value of all invoices sent to our customers in a given period, were $72.5 million for the third quarter of 2016, an increase of 66 percent compared to the third quarter of 2015. We have historically disclosed gross billings as a non-GAAP financial measure that presented total revenue plus the change in deferred revenue for the same period. One would need to add our revenue to our change in deferred revenue to calculate a number that is comparable to our historically reported gross billings numbers.

•	Gross Profit: Total GAAP gross profit was $27.7 million for the third quarter of 2016, compared to gross profit of $17.5 million for the same period last year. Non-GAAP gross profit was $29.1 million for the third quarter of 2016, compared to $18.3 million for the same period last year. GAAP gross margin was 58 percent for the third quarter of 2016, compared to 54 percent for the same period last year. Non-GAAP gross margin was 61 percent for the third quarter of 2016, compared to 57 percent for the same period last year.

•	Operating Loss: GAAP operating loss totaled $64.4 million for the third quarter of 2016, compared to a loss of $45.2 million for the same period last year. Non-GAAP operating loss was $39.9 million for the third quarter of 2016, compared to a loss of $33.3 million for the same period last year.

•	Net Loss: GAAP net loss for the third quarter of 2016 was $64.7 million, or $1.10 per basic and diluted share, compared to a net loss of $45.3 million, or $1.03 per basic and diluted share, in the third quarter of 2015. Non-GAAP net loss was $40.2 million for the third quarter of 2016, or $0.68 per basic and diluted share, compared to a net loss of $33.3 million, or $0.76 per basic and diluted share, for the same period last year.

•	Deferred Revenue: Deferred revenue was $156.8 million as of September 30, 2016, a 47 percent increase over the $106.8 million reported as of December 31, 2015 and a 70 percent increase over the $92.1 million reported as of September 30, 2015.

•	Cash & Investments: Cash and investments totaled $95.6 million as of September 30, 2016, compared to $96.9 million as of December 31, 2015 and $116.3 million as of September 30, 2015.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release.

Recent Business Highlights

•	Hortonworks DataFlow 2.0 Delivers Enterprise Productivity and Streaming Analytics – In July, we announced the next generation of Hortonworks DataFlow (HDF™) version 2.0 for enterprise productivity and streaming analytics. HDF is an integrated system for dataflow management and streaming analytics to quickly collect, curate, analyze and deliver insights in real-time, on-premises or in the cloud. With HDF, customers get an easy-to-use enterprise-ready platform to manage data in motion anywhere and in any environment. HDF 2.0 includes the following new functionalities: Next-Generation User Experience, Enterprise Readiness, and IoT at the Edge.

•	Munich Re Achieves Strategic Big Data Platform with SAS and Hortonworks – In August, Munich Re Group, the world’s largest reinsurer, announced that it is leveraging SAS Analytics and the Hortonworks Data Platform (HDP™) for its big data initiative.

•	Prescient Chooses Hortonworks to Make Travel Safer with Connected Data Platforms – In August, we announced that Prescient Traveler, LLC (“Prescient”) has adopted our connected data platforms, utilizing both HDP and HDF to redefine the traveler risk management market. We are helping Prescient process 19,000 location updates per second to keep travelers aware of and safe from physical, health-related and environmental threats.

•	Hortonworks, IBM Collaborate to Offer Source Distribution on Power Systems – In September, in a partnership with IBM, we announced the planned availability of HDP for IBM Power Systems enabling POWER8 clients to support a broad range of new applications while enriching existing ones with additional data sources. HDP will complement the performance of Power Systems by allowing clients to quickly gain business insights from their structured and unstructured data.

•	Hortonworks Tightens Focus on the Cloud with Connected Data Architecture – In September, we showcased our latest technology solutions for streaming analytics, security, governance, and Apache Spark at scale at Strata + Hadoop World. As customers increasingly look to deploy cloud-based solutions, our connected data architectures and mission-critical security, governance, and data access innovations provide unparalleled integration across multiple clouds and the data center.

•	Hortonworks Accelerates Cloud Innovation for Customers with Microsoft Azure HDInsight – In September, we announced updates to the Microsoft Azure HDInsight Hadoop Cloud solution. As part of our collaboration with Microsoft Corporation, these updates will allow customers to achieve big data query speeds that approach data warehousing performance, provide a highly secure Hadoop solution in the cloud, and allow for an easier experience for administrators to spin up third-party ISV applications.

•	Lenovo Chooses Hortonworks Data Platform for Actionable Intelligence – In October, we announced that Lenovo Group Ltd. (“Lenovo”), a multinational technology company, is using HDP to manage its robust big data analytics platform, as well as our professional services to provide expert global support. Lenovo’s Global Business Intelligence team developed a hybrid cloud-based platform, Lenovo Unified Customer Intelligence (LUCI Sky), which has scaled to over a petabyte of data in just a few years’ time. This analytics platform, powered by HDP, delivers actionable insights from a myriad of global sources in a matter of seconds.

•	Webtrends Chooses Hortonworks to Power Its Connected Data Architecture – In October, we announced that Webtrends Inc. (“Webtrends”), a leading provider of data, analytics, and optimization solutions, is using HDP and HDF as the foundation of its connected data architecture, both in the data center and in the cloud. With connected data platforms, Webtrends transformed its business by storing, processing and analyzing data to uncover insights into consumers and their behaviors, which are invaluable to global brands.

•	Recruit Technologies Deploys Hortonworks Data Platform for Analytics – In October, we announced that Recruit Technologies Co., Ltd. (“Recruit Technologies”) has selected HDP for its data analytics platform. As a strategic partner, we will offer connected data platform expertise on collecting, accumulating and analyzing big data to support Recruit Technologies’ mission to develop and implement its business in a highly competitive IT environment. Recruit Technologies’ Internet marketing platform powered by HDP will meet the future needs of its customers.

•	Hortonworks Data Platform to Provide Data Analytics for LIXIL – In October, we announced that LIXIL Corporation (“LIXIL”) has selected HDP as its data analytics platform. By deploying HDP, LIXIL will offer cutting-edge technology and quality support through the connected data platforms that serve as its foundation for data management.

Financial Outlook

As of November 3, 2016, Hortonworks is providing the following financial outlook for its fourth quarter of 2016 and full year 2016:

For the fourth quarter of 2016:

We expect total GAAP revenue to be $48.0 million.

We expect operating billings, the aggregate value of all invoices sent to our customers in a given period, to be $81.0 million.

We have historically provided guidance for Adjusted EBITDA, which we calculated as revenue plus change in deferred revenue minus non-GAAP expenses plus depreciation. Through the last quarter of 2016, when we expect to achieve Adjusted EBITDA breakeven, we will guide to each element of Adjusted EBIDTA for the fourth quarter of 2016 separately, as follows:

GAAP Revenue:	$48.0 million
Change in deferred revenue:	$33.0 million
Non-GAAP expenses:	$83.0 million
Depreciation:	$2.0 million

For the full year 2016:

We currently estimate our total GAAP revenue to be $180.5 million.

We estimate operating billings, the aggregate value of all invoices sent to our customers in a given period to be $269.4 million.

We have historically provided guidance for Adjusted EBITDA, which we calculated as revenue plus change in deferred revenue minus non-GAAP expenses plus depreciation. Through the last quarter of 2016, when we expect to achieve Adjusted EBITDA breakeven, we will guide to each element of Adjusted EBIDTA for the full year 2016 separately, as follows:

GAAP Revenue:	$180.5 million
Change in deferred revenue:	$83.0 million
Non-GAAP expenses:	$331.9 million
Depreciation:	$7.2 million

Hortonworks has not reconciled its expectations as to non-GAAP expenses to its most directly comparable GAAP measure because of the uncertainty regarding, and the potential variability of, certain costs and expenses that may be incurred in the future, such as stock-based compensation and litigation expenses. Accordingly, reconciliation is not available without unreasonable time and effort, although these factors could be material to Hortonworks’ results computed in accordance with GAAP.

Third Quarter 2016 Earnings Conference Call and Webcast Details

Hortonworks will hold a conference call and webcast today to discuss the Q3 results, Q4 and FY 2016 outlook and related matters at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) on Thursday, November 3, 2016. Interested parties may access the call by dialing (877) 930-7786 in the U.S. or (253) 336-7423 from international locations. In addition, a live audio webcast of the conference call will be available on the Hortonworks Investor Relations website at http://investors.hortonworks.com.

Shortly after the conclusion of the conference call, a replay of the audio webcast will be available on the Hortonworks Investor Relations website for approximately seven days.

Statement Regarding Use of Non-GAAP Financial Measures

Hortonworks reports non-GAAP results for gross profit and margins, operating loss and margins, net loss and, basic and diluted net loss per share in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Hortonworks’ financial measures under GAAP include stock-based compensation expense, acquisition-related items, amortization of intangible assets, depreciation expense, and other income/expense, net. Management believes the presentation of operating results that exclude these items provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the Company’s past and future operating performance.

Non-GAAP cost of revenue is calculated as GAAP cost of revenue less stock-based compensation expense and amortization of intangibles. Management believes non-GAAP cost of revenue offers investors useful supplemental information regarding the performance of our business, and will help investors better understand our business.

Non-GAAP gross profit is calculated as non-GAAP revenue less our non-GAAP cost of revenue. Management believes non-GAAP gross profit offers investors useful supplemental information to help compare our recurring core business operating results over multiple periods.

Non-GAAP gross margin is calculated as non-GAAP gross profit divided by non-GAAP revenue. Management believes that non-GAAP gross margin offers investors useful supplemental information in evaluating our ongoing operational performance, and will help investors better understand our underlying business.

Non-GAAP expenses is calculated as GAAP cost of revenue plus stock-based compensation expense and amortization of intangibles plus GAAP operating expenses plus stock-based compensation expense and amortization of intangibles. Management believes non-GAAP expenses offers investors useful supplemental information regarding the cost structure of our business, and will help investors better understand our business.

Non-GAAP operating loss is calculated as GAAP operating loss plus GAAP revenue adjustments and non-GAAP cost of revenue and operating expense adjustments. The Company believes that non-GAAP operating loss is a useful metric for management and investors because it excludes the effect of stock-based compensation expense, acquisition-related retention bonus, amortization of intangibles and other nonrecurring items so that our management and investors have a greater visibility to the underlying performance of the business operations.

Non-GAAP operating margin is calculated as non-GAAP operating loss divided by non-GAAP revenue. Management believes that non-GAAP operating margin offers investors useful supplemental information in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods.

Non-GAAP net loss is calculated as GAAP net loss plus GAAP revenue adjustments and non-GAAP cost of revenue and operating expense adjustments. Management believes non-GAAP net loss offers investors useful supplemental information to help identify trends in our underlying business and perform related trend analyses.

Non-GAAP net loss per basic and diluted share is calculated as non-GAAP net loss divided by the weighted-average shares outstanding for the period. Management believes non-GAAP net loss per basic and diluted share offers investors useful supplemental information, and will help investor better understand our performance and return to shareholders.

Use of Forward-Looking Statements

This press release contains “forward-looking statements” regarding our performance within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding our expectations, goals or intentions regarding future performance, including the forward-looking statements, including in the section titled “Financial Outlook.” Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

The important factors that could cause actual results to differ materially from those in any forward-looking statements include, but are not limited to, the following: (i) we have a history of losses, and we may not become profitable in the future, (ii) we have a limited operating history, which makes it difficult to predict our future results of operations, and (iii) we do not have an adequate history with our support subscription offerings or pricing models to accurately predict the long-term rate of support subscription customer renewals or adoption, or the impact these renewals and adoption will have on our revenues or results of operations.

Further information on these and other factors that could affect our financial results and the forward-looking statements in this press release are included in our Form 10-K filed on March 15, 2016, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016 filed on May 9, 2016 and August 9, 2016, respectively, or in other filings we make with the Securities Exchange Commission from time to time, particularly under the caption Risk Factors.

All forward-looking statements in this press release are made as of the date hereof, based on information available to us as of the date hereof, and we undertake no obligation, and do not intend, to update these forward-looking statements.

About Hortonworks

Hortonworks is an industry leading innovator that creates, distributes and supports enterprise-ready open data platforms and modern data applications that deliver actionable intelligence from all data: data-in-motion and data-at-rest. Hortonworks is focused on driving innovation in open source communities such as Apache Hadoop, NiFi and Spark. Along with its 1,800+ partners, Hortonworks provides the expertise, training and services that allow customers to unlock transformational value for their organizations across any line of business.

Hortonworks, Powering the Future of Data, HDP and HDF are registered trademarks or trademarks of Hortonworks, Inc. and its subsidiaries in the United States and other jurisdictions. For more information, please visit www.hortonworks.com. All other trademarks are the property of their respective owners.

Hortonworks, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Support subscription and professional services revenue:
Support subscription	$32,468	$20,947	$91,120	$52,173
Professional services	15,055	11,303	41,382	32,350

Total support subscription and professional services revenue	47,523	32,250	132,502	84,523
Cost of revenue:
Support subscription	6,400	3,629	17,181	9,214
Professional services	13,375	11,171	37,011	30,260

Total cost of revenue	19,775	14,800	54,192	39,474

Gross profit	27,748	17,450	78,310	45,049
Operating expenses:
Sales and marketing	48,807	34,017	137,065	95,083
Research and development	26,028	16,382	73,633	46,238
General and administrative	17,298	12,297	61,592	32,768

Total operating expenses	92,133	62,696	272,290	174,089

Loss from operations	(64,385)	(45,246)	(193,980)	(129,040)
Other (expense) income, net	(10)	88	87	487

Loss before income tax expense	(64,395)	(45,158)	(193,893)	(128,553)
Income tax expense	291	135	742	330

Net loss	$(64,686)	$(45,293)	$(194,635)	$(128,883)

Net loss per share of common stock, basic and diluted	$(1.10)	$(1.03)	$(3.47)	$(3.02)

Weighted-average shares used in computing net loss per share of common stock, basic and diluted	59,018,867	43,968,697	56,141,354	42,626,865

Hortonworks, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	September 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$35,830	$35,748
Short-term investments	47,672	58,553
Accounts receivable, net	78,003	53,913
Prepaid expenses and other current assets	6,250	5,276

Total current assets	167,755	153,490
Property and equipment, net	20,671	15,422
Long-term investments	12,061	2,592
Goodwill	34,333	34,333
Intangible assets, net	3,342	4,002
Other assets	890	872
Restricted cash	1,319	1,308

Total assets	$240,371	$212,019

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,990	$6,365
Accrued compensation and benefits	15,495	12,685
Accrued expenses and other current liabilities	10,772	14,989
Deferred revenue	105,964	90,407

Total current liabilities	142,221	124,446
Long-term deferred revenue	50,837	16,372
Other long-term liabilities	2,549	3,610

Total liabilities	195,607	144,428

Stockholders’ equity:
Preferred stock, par value of $0.0001 per share—25,000,000 shares authorized; none issued or outstanding as of September 30, 2016 and December 31, 2015	—	—
Common stock, par value of $0.0001 per share—500,000,000 shares authorized as of September 30, 2016 and December 31, 2015; 59,920,186 and 45,692,391 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	7	5
Additional paid-in capital	690,985	518,986
Accumulated other comprehensive loss	(739)	(546)
Accumulated deficit	(645,489)	(450,854)

Total stockholders’ equity	44,764	67,591

Total liabilities and stockholders’ equity	$240,371	$212,019

Hortonworks, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(64,686)	$(45,293)	$(194,635)	$(128,883)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,949	1,141	5,237	3,061
Amortization of premiums from investments	203	214	721	756
Amortization of intangible assets	222	171	660	171
Stock-based compensation expense	24,220	11,379	75,560	23,719
Impairment of promissory note receivable	—	—	717	—
Loss on disposal of assets	—	10	—	520
Provision for losses on accounts receivable	(34)	—	409	—
Other	77	—	30	—
Changes in operating assets and liabilities:
Accounts receivable	(16,508)	(4,279)	(24,367)	(13,259)
Prepaid expenses and other current assets	431	(302)	(557)	(2,302)
Other assets	140	(75)	(57)	(726)
Accounts payable	(2,661)	(2,305)	4,108	78
Accrued expenses and other current liabilities	916	(838)	(543)	5,525
Accrued compensation and benefits	(139)	(877)	2,901	1,529
Deferred revenue	24,898	11,473	49,663	29,148
Other long-term liabilities	(167)	(1,773)	(742)	106

Net cash used in operating activities	(31,139)	(31,354)	(80,895)	(80,557)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investments	—	(18,613)	(80,519)	(90,988)
Proceeds from sale of investments	—	—	7,316	—
Proceeds from maturities of investments	32,341	40,871	73,320	77,017
Acquisitions, net	—	180	—	(3,541)
Issuance of promissory note receivable	—	—	—	(2,500)
Purchases of property and equipment	(3,790)	(2,950)	(11,065)	(11,373)
Change in restricted cash	(11)	—	(11)	31

Net cash provided by (used in) investing activities	28,540	19,488	(10,959)	(31,354)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from follow-on public offering, net of issuance costs	—	—	87,233	—
Proceeds from issuance of common stock	2,969	6,187	8,821	8,752
Payments for deferred offering costs	—	—	—	(835)
Purchase of treasury stock	(377)	—	(474)	—
Payment of contingent consideration related to an acquisition	—	—	(1,625)	—
Payment of acquisition-related liability	(1,875)	—	(1,875)	—
Payments of capital lease liability	(39)	—	(103)	—

Net cash provided by financing activities	678	6,187	91,977	7,917

Effect of exchange rate changes on cash and cash equivalents	(65)	—	(41)	—
Net (decrease) increase in cash and cash equivalents	(1,986)	(5,679)	82	(103,994)
Cash and cash equivalents—Beginning of period	37,816	30,769	35,748	129,084

Cash and cash equivalents—End of period	$35,830	$25,090	$35,830	$25,090

Hortonworks, Inc.

Reconciliation of GAAP to Non-GAAP

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Non-GAAP Revenue:
GAAP revenue	$47,523	$32,250	$132,502	$84,523
Contra-revenue	—	65	—	65

Non-GAAP revenue	$47,523	$32,315	$132,502	$84,588

Non-GAAP Gross Profit and Margin:
Gross profit	$27,748	$17,450	$78,310	$45,049
Stock-based compensation expense	1,332	825	4,107	1,616
Contra-revenue	—	65	—	65

Non-GAAP gross profit	$29,080	$18,340	$82,417	$46,730

Gross margin percentages:
GAAP	58%	54%	59%	53%
Non-GAAP	61%	57%	62%	55%

Non-GAAP Operating Loss and Margin:
Operating loss	$(64,385)	$(45,246)	$(193,980)	$(129,040)
Stock-based compensation expense	24,220	11,379	75,560	23,719
Contra-revenue	—	65	—	65
Acquisition-related retention bonus	—	333	—	3,839
Loss on asset write-off	—	—	—	503
Impairment of promissory note receivable	—	—	717	—
Litigation expense	—	—	600	—
Amortization of intangible asset	222	171	660	171

Non-GAAP operating loss	$(39,943)	$(33,298)	$(116,443)	$(100,743)

Operating margin percentages:
GAAP	(135)%	(140)%	(146)%	(153)%
Non-GAAP	(84)%	(103)%	(88)%	(119)%

Non-GAAP Net Loss and Net Loss per Share:
Net loss	$(64,686)	$(45,293)	$(194,635)	$(128,883)
Stock-based compensation expense	24,220	11,379	75,560	23,719
Contra-revenue	—	65	—	65
Acquisition-related retention bonus	—	333	—	3,839
Loss on asset write-off	—	—	—	503
Impairment of promissory note receivable	—	—	717	—
Litigation expense	—	—	600	—
Amortization of intangible asset	222	171	660	171

Non-GAAP net loss	$(40,244)	$(33,345)	$(117,098)	$(100,586)

Weighted-average shares	59,018,867	43,968,697	56,141,354	42,626,865
Non-GAAP net loss per share	$(0.68)	$(0.76)	$(2.09)	$(2.36)

Stock-based compensation expense by function:
Cost of revenue	$1,332	$825	$4,107	$1,616
Sales and marketing	7,650	3,518	19,308	6,882
Research and development	9,810	3,897	26,392	8,251
General and administrative	5,428	3,139	25,753	6,970

Stock-based compensation expense	$24,220	$11,379	$75,560	$23,719

For Additional Information Contact:

Reuben Gallegos

VP, Corporate Development

rgallegos@hortonworks.com